2525 E 29th Ave, Ste#10B-137, Spokane, WA 992223

320 N 1st Street, Suite C1, Hamilton, MT 59840

1720 10th Ave S, Ste 4-301, Great Falls, MT 59405

12008 Cascade Falls Trail, Louisville, KY 40229

275 E Street Red, Ste#34, Feasterville, PA 19053

2002 L St NW, Ste#500, Washington, DC 20036

1204 Avenue U, Ste#1303, Brooklyn, NY 11229

430 Franklin Village Dr, Ste#210, Franklin, MA 02038

5601 S Padre Isl Dr, #D-169, Corpus Christi, TX 78412

Ph: (202) 280-4842 / (360) 626-0440

IPG LAW CLINIC, PLLC

May 18, 2026

Community Redevelopment Inc.
9 Medway Road, Suite C
Milford, Massachusetts 01757

Re: Regulation A Tier 1 Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as securities counsel to Community Redevelopment Inc., an Oklahoma corporation (the “Company”), in connection with the preparation and filing by the Company of an Offering Statement on Form 1-A (the “Offering Statement”) pursuant to Regulation A, Tier 1 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to 3,000,000,000 shares of its common stock, par value $0.001 per share (the “Shares”), at an offering price of $0.001 per share.

In rendering the opinions expressed herein, we have reviewed:

•	the Offering Statement;
•	the Company’s Amended Certificate of Incorporation;
•	the Company’s Bylaws;
•	resolutions of the Board of Directors;
•	such corporate records, certificates, and documents as we deemed necessary and appropriate.

In our examination, we have assumed:

•	the genuineness of all signatures;
•	the authenticity of all documents submitted to us as originals;
•	the conformity to originals of all copies reviewed by us;
•	the legal capacity of all natural persons.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Oklahoma.

2.	The Shares being offered pursuant to the Offering Statement have been duly authorized by all necessary corporate action of the Company.

2525 E 29th Ave, Ste#10B-137, Spokane, WA 992223

320 N 1st Street, Suite C1, Hamilton, MT 59840

1720 10th Ave S, Ste 4-301, Great Falls, MT 59405

12008 Cascade Falls Trail, Louisville, KY 40229

275 E Street Red, Ste#34, Feasterville, PA 19053

2002 L St NW, Ste#500, Washington, DC 20036

1204 Avenue U, Ste#1303, Brooklyn, NY 11229

430 Franklin Village Dr, Ste#210, Franklin, MA 02038

5601 S Padre Isl Dr, #D-169, Corpus Christi, TX 78412

Ph: (202) 280-4842 / (360) 626-0440

IPG LAW CLINIC, PLLC

3.	When issued, sold, and delivered against payment therefor as contemplated by the Offering Statement, the Shares will be validly issued, fully paid, and non-assessable.
4.	The Offering Statement has been prepared in accordance with Regulation A under the Securities Act.

This opinion is limited solely to the laws of the State of Oklahoma and the federal securities laws of the United States applicable to Regulation A offerings.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular included therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion speaks only as of the date hereof, and we undertake no obligation to update this opinion after the date hereof.

Very truly yours,

IPG LAW CLINIC, PLLC

Arthur Pitts, III, Esq
Securities Counsel